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                                                                     EXHIBIT 5.1

                         [HALE AND DORR LLP LETTERHEAD]




                                  May 13, 2002




CENTENE CORPORATION
7711 Carondelet Avenue, Suite 800
Saint Louis, Missouri 63105

      Re:    Registration Statement on Form S-1

Ladies and Gentlemen:

      This opinion letter is furnished to you in connection with a Registration Statement on Form S-1 (File No. 333-87212) (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), for the registration of an aggregate of 5,750,000 shares (the "Shares") of common stock, $0.001 par value per share, of Centene Corporation, a Delaware corporation (the "Company"), of which (i) up to 470,495 Shares (including 70,495 Shares to be issuable upon exercise of an over-allotment option) will be issued and sold by the Company and
(ii) up to 5,279,505 Shares (including 679,505 Shares to be issuable upon exercise of an over-allotment option) will be sold by certain stockholders of the Company (the "Selling Stockholders").

      The Shares are to be sold by the Company and the Selling Stockholders pursuant to an underwriting agreement (the "Underwriting Agreement") to be entered into by and among the Company, the Selling Stockholders and Thomas Weisel Partners LLC, SG Cowen Securities Corporation and CIBC World Markets Corp., as representatives of the several underwriters named in the Underwriting Agreement, the form of which is being filed as Exhibit 1 to the Registration Statement.

      We are acting as counsel for the Company in connection with the sale of the Shares by the Company and the Selling Stockholders. We have examined signed copies of the Registration Statement as filed with the Commission. We have also examined and relied upon the form of the Underwriting Agreement, minutes of meetings of the stockholders and board of directors of the Company (including its predecessor corporation) as provided to us by the Company, the Certificate of Incorporation and By-Laws of the Company, each as amended to date, and such other documents as we have deemed necessary for purposes of rendering the opinions hereinafter set forth.

      In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents. We have further assumed that the Underwriting Agreement, as executed and delivered by the parties thereto, will be identical to the form of Underwriting Agreement being filed as
Exhibit 1 to the Registration Statement.



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CENTENE CORPORATION
May 13, 2002
Page 2


      Our opinion in paragraph 2 below as to the Shares of the Selling Stockholders having been fully paid is based and relies upon (and is subject to all of the qualifications and assumptions set forth in) an opinion letter of Michael Best & Friedrich LLP, a copy of which is being filed as Exhibit 5.1a to the Registration Statement, to the extent our opinion in paragraph 2 depends on the matters of Wisconsin law addressed by such opinion letter of Michael Best & Friedrich LLP.

      We have assumed that the appropriate actions have been or will be taken, prior to the offer and sale of the Shares in accordance with the Underwriting Agreement, to register and qualify the Shares for sale under all applicable state securities or "blue sky" laws.

      We express no opinion herein as to the laws of any state or jurisdiction other than the General Corporation Law of the State of Delaware.

      Based upon and subject to the foregoing, we are of the opinion that:

      1. The Shares to be issued and sold by the Company have been duly authorized for issuance and, when such Shares are issued and paid for in accordance with the terms and conditions of the Underwriting Agreement, such Shares will be validly issued, fully paid and nonassessable.

      2. The Shares to be sold by the Selling Stockholders have been duly authorized and are validly issued, fully paid and nonassessable.

      It is understood that this opinion letter is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.

      Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. The opinions expressed above are based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments that might affect any matters or opinions set forth herein.

      We hereby consent to the filing of this opinion letter with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the related prospectus under the caption "Validity of Common Stock." In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.


                                       Very truly yours,


                                       /s/ HALE AND DORR LLP


                                       HALE AND DORR LLP